Exhibit 10.3

PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (this “Agreement”), dated as of March 23, 2007, is by and between CARBIZ INC., a corporation organized under the laws of the Province of Ontario, Canada (“Pledgor”) and SWC SERVICES LLC, a Delaware limited liability company, acting in its capacity as Administrative Agent (as such term is defined in the below referenced Loan Agreement, in such capacity, the “Pledgee”) for the benefit of the “Lenders” (as defined in the Loan Agreement).

W I T N E S S E T H:

     WHEREAS, Pledgor legally and beneficially owns all of the issued and outstanding capital stock of Carbiz USA Inc., a Delaware corporation (“Carbiz USA”); and

     WHEREAS, Pledgor, as a Guarantor (as such term is defined in the Loan Agreement referred to herein below), has entered into that certain Loan and Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) by and among (a) Carbiz USA, Carbiz Auto Credit, Inc., a Florida corporation and Carbiz Auto Credit JV1, LLC, a Florida limited liability company as Borrowers (as defined in the Loan Agreement), (b) Pledgor, as a Guarantor , (c) the Lenders from time to time party thereto and (d) Pledgee, as Administrative Agent, providing for the Pledgee and the Lenders to make available to the Borrowers certain loans and other financial accommodations (collectively, the “Loans”) on the terms and conditions set forth therein (the Loans, together with all other “Indebtedness” as defined in the Loan Agreement, are collectively referred to herein as the “Indebtedness”); and

     WHEREAS, to induce the Pledgee and the Lenders to enter into the Loan Agreement and make the Loans thereunder, Pledgor has executed and delivered that certain Guaranty and Security Agreement dated as of the date hereof in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders, pursuant to which the Pledgor has guarantied the payment and performance of the Indebtedness;

     WHEREAS, to induce the Pledgee and the Lenders to enter into the Loan Agreement and make the Loans thereunder, in order to secure the payment and performance of the Liabilities (as hereinafter defined), Pledgor has agreed to pledge to Pledgee, for the benefit of the Pledgee and the Lenders, all of the capital stock, membership interests, partnership interests and other equity interests of Carbiz USA and each other corporation, limited liability company, partnership or other entity, all or a portion of the stock or other equity interests of which is owned or acquired by Pledgor (each such person, hereafter, an “Issuer”), now or hereafter owned or acquired by Pledgor, as security for the Liabilities (as hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and in order to induce Pledgee and the Lenders enter into the Loan Agreement and make the Loans and other financial accommodations to Pledgor and the other Borrowers under the Loan Agreement, Pledgor hereby agrees with Pledgee, for benefit of Pledgee and the Lenders, as follows:

     Section 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed thereto in the Loan Agreement. Terms defined in the Uniform Commercial Code, as in effect in the State of Illinois from time to time (the “UCC”), which are not otherwise defined in this Agreement or in the Loan Agreement and are used in this Agreement shall have the meanings ascribed to such terms in the UCC as in effect on the date hereof. The term “PPSA” shall mean any Personal Property Security Act, as in effect from time to time in any applicable Canadian jurisdiction.

     Section 2. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee, for the benefit of the Pledgee and the Lenders, a first lien on and first security interest in (i) all of the capital stock, limited liability company membership interests or units, partnership interests or other equity interests of the each Issuer now owned or hereafter acquired by Pledgor (including, without limitation, the capital stock and membership interests of Carbiz USA described on Exhibit A hereto) (collectively, the “Pledged Interests”), (ii) all other property hereafter delivered to, or in the possession or in the custody of, Pledgee in substitution for or in addition to the Pledged Interests, (iii) any property of Pledgor described in Section 4 below, now or hereafter delivered to, or in the possession or custody of Pledgor, and (iv) all proceeds of the collateral described in the preceding clauses (i), (ii) and (iii) (the collateral described in clauses (i) through (iv) of this Section 2 being collectively referred to as the “Pledged Collateral”), as collateral security for:

          (a) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all the Indebtedness; and

          (b) the due and punctual payment, performance by Pledgor of its obligations and liabilities under, arising out of or in connection with the Guaranty and this Agreement;

(all of the foregoing being referred to hereinafter collectively as the “Liabilities”). All of the Pledged Interests now owned by Pledgor are represented by the certificates described on Exhibit A hereto, which certificates, together with undated assignments separate from certificate duly executed in blank by Pledgor and irrevocable proxies, are being delivered to Pledgee, for the benefit of Pledgee and the Lenders, simultaneously herewith. Promptly upon Pledgor’s formation or acquisition of a new Issuer, Pledgor shall (i) execute an Addendum in the form of Exhibit B with respect to such new Issuer, (ii) deliver to Pledgee any certificates representing any of the Pledgor’s equity interest in such Issuer, duly executed and completed, together with undated assignments separate from certificate duly executed in blank by Pledgor and irrevocable proxies, and (iii) cause such Issuer to execute an Acknowledgment in the form attached hereto. Pledgee, on behalf of the Lenders, shall maintain possession and custody of the certificates representing the Pledged Interests and any additional Pledged Collateral.

     Section 3. Representations and Warranties of Pledgor. Pledgor represents and warrants to Pledgee, and covenants with Pledgee, that:

          (a) Pledgor is the record and beneficial owner of, and has legal title to, the Pledged Interests listed on Exhibit A, and such interests are and will remain and all other interests constituting Pledged Collateral will be, free and clear of all pledges, Liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests created by this Agreement and second priority Liens in favor of the

Trafalgar Subordinated Lenders securing the Trafalgar Subordinated Debt;

          (b) Pledgor has full power, authority and legal right to execute the pledge provided for herein and to pledge the Pledged Interests and any additional Pledged Collateral to Pledgee, for the benefit of the Pledgee and the Lenders;

          (c) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally;

          (d) there are no outstanding options, warrants or other agreements with respect to the Pledged Interests;

          (e) the Pledged Interests have been, and all additional Pledged Collateral constituting capital stock, membership interests, partnership interests or other similar equity interests will be, duly and validly authorized and issued, and are or will be fully paid and non-assessable. The Pledged Interests listed on Exhibit A constitute one hundred percent of the of the capital stock or other equity interests of Carbiz USA;

          (f) no consent, approval or authorization of or designation or filing with any governmental authority on the part of Pledgor is required in connection with the pledge and security interest granted under this Agreement, or the exercise by Pledgee of the voting and other rights provided for in this Agreement;

          (g) the execution, delivery and performance of this Agreement by Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the charter or by-laws of Pledgor or any Issuer or of any securities issued by any Issuer or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor or any Issuer is a party or which purports to be binding upon Pledgor or any Issuer or upon any of their respective assets, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor or any Issuer except as contemplated by this Agreement;

          (h) the pledge, assignment and delivery to Pledgee of the Pledged Interests pursuant to this Agreement creates a valid first lien on and a first perfected security interest in the Pledged Interests and the proceeds thereof in favor of Pledgee, for the benefit of Pledgee and the Lenders, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Interests. Pledgor covenants and agrees that it will defend Pledgee’s right, title and security interest in and to the Pledged Interests and the proceeds thereof against the claims and demands of all persons whomsoever;

          (i) Pledgor hereby irrevocably authorizes Pledgee at any time and from time to time (for so long as any of the Liabilities remain outstanding and any commitment under the Loan Agreement remains effective and to the extent permitted by applicable law) to file in any filing office in any UCC or PPSA jurisdiction one or more (i) UCC financing or continuation statements and amendments thereto and/or (ii) PPSA registration statements, relating to all or any part of the Pledged Collateral; and

          (j) each Pledged Interest consisting of either (i) a membership interest in an Issuer that is a limited liability company or (ii) a partnership interest in an Issuer that is a partnership (if any) are “securities” governed by Article 8 of the UCC. Certificates evidencing such membership interests or partnership interests (if any) have been issued to Pledgor by the applicable Issuer.

     Section 4. Stock Dividends, Distributions, etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock certificate, membership certificate or other certificate evidencing an equity interest in Pledged Collateral (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests, or otherwise, Pledgor agrees to accept the same as Pledgee’s agent and to hold the same in trust for Pledgee, and to deliver the same forthwith to Pledgee in the exact form received, with the endorsement of Pledgor when necessary and/or appropriate undated assignments separate from certificate duly executed in blank, to be held by Pledgee, for the benefit of Pledgee and the Lenders, subject to the terms hereof, as additional Pledged Collateral. In case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it as additional Pledged Collateral. Except as provided in subsection 5(a)(ii) below, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Pledged Collateral.

     Section 5. Administration of Security. The following provisions shall govern the administration of the Pledged Interests:

           (a) So long as no Event of Default has occurred and is continuing, Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below):

                    (i) to vote or consent with respect to the Pledged Interests in any manner not inconsistent with this Agreement, the Loan Agreement and the other “Loan Documents” referred to therein; and

                    (ii) to receive cash dividends or other distributions in the ordinary course made in respect of the Pledged Interests, to the extent permitted to be paid pursuant to the Loan Agreement.

               Pledgor hereby grants to Pledgee or its nominee, on behalf of Pledgee and Lenders, an irrevocable proxy to exercise all voting and corporate and/or company rights relating to the Pledged Interests in any instance, including, without limitation, to approve any merger involving any Issuer as a constituent company, which proxy shall only be exercisable immediately upon the occurrence and during the continuance of an “Event of Default” as defined in the Loan Agreement (any such being hereinafter referred to as an “Event of Default”). After the occurrence and during the continuance of an Event of Default and upon the request of Pledgee, Pledgor agrees to deliver to Pledgee, on behalf of Pledgee and Lenders, such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as Pledgee may request.

          (b) Upon the occurrence and during the continuance of an Event of Default, in the event that Pledgor, as record and beneficial owner of the Pledged Interests, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, Pledgor shall deliver to Pledgee, for the benefit of Pledgee and the Lenders, and Pledgee, for its own benefit and the benefit of the Lenders, shall be entitled to receive and retain, all such cash or other distributions as additional Pledged Collateral.

          (c) Subject to any sale or other disposition by Pledgee, on behalf of the Pledgee and Lenders, of the Pledged Interests or other property pursuant to this Agreement, the Pledged Interests and any other Pledged Collateral shall be delivered to Pledgor upon full payment in cash, satisfaction and termination of all of the Liabilities and the termination of the lien and security interest hereby granted pursuant to Section 14 hereof.

     Section 6. Rights of Pledgee. Neither Pledgee nor any of the Lenders shall be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee or any of the Lenders be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Interests held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, be registered in the name of Pledgee or its nominee and Pledgee or its nominee may thereafter without notice exercise all voting and corporate and/or company rights at any meeting with respect to each Issuer and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Interests upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to each Issuer or upon the exercise by Pledgor or Pledgee of any right, privilege or option pertaining to any of the Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     Section 7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Pledgee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon

Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived) to the extent permitted by applicable law, may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including the disposition by merger) and deliver said Pledged Collateral, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale or sales, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released, to the extent permitted by applicable law. Pledgor acknowledges and agrees that Pledgee is authorized to date and fill in any blanks on any assignment separate from certificate delivered by Pledgor to Pledgee pursuant hereto in respect of the Pledged Interests to effectuate a disposition of Pledged Collateral pursuant hereto. Pledgee, for its own benefit and the benefit of the Lenders, shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of Pledgee or any of the Lenders hereunder, including reasonable attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Liabilities in accordance with the Loan Agreement. Only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, need Pledgee, on behalf of the Lenders, account for the surplus, if any, to Pledgor. Pledgor shall remain liable for any deficiency remaining unpaid after such application. Pledgor agrees with Pledgee that ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place is reasonable notification of such matters (provided that the foregoing shall not preclude the effectiveness and sufficiency of lesser notice to the extent same is sufficient under applicable law). No notification need be given to Pledgor if Pledgor has signed after the occurrence and during the continuance of an Event of Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to Pledgee for the benefit of the Lenders in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Liabilities, Pledgee and the Lenders shall have all the rights and remedies of a secured party under the UCC, the PPSA and under any other applicable law.

     Section 8. No Disposition, etc. Without the prior written consent of Pledgee, Pledgor agrees that Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Interests or any other Pledged Collateral, nor will Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Interests, any other Pledged Collateral or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and a second priority Lien in favor of the Trafalgar Subordinated Creditors securing the Trafalgar Subordinated Debt. Without the prior written consent of Pledgee (which consent shall not be unreasonably withheld so long as no Event of Default has occurred and is continuing or would result therefrom), Pledgor agrees that it will not vote to enable, and will not otherwise permit, any Issuer to (a) issue any capital stock, membership interests or other securities of any nature in addition to or in exchange or substitution for the Pledged Interests or (b) dissolve, liquidate, retire any of its capital, reduce its capital or merge or consolidate with any other Person.

     Section 9. Sale of Pledged Interests.

          (a) Pledgor recognizes that Pledgee, for its own benefit and on behalf of Lenders, may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of any Issuer) of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and affected in a commercially reasonable manner. Pledgee agrees that, to the extent any such private sale or disposition is subject to the Act or other applicable state securities law, such private sale or disposition may only be made in compliance with the requirements of the Act or applicable state securities laws, as applicable (or pursuant to any applicable exemption or exclusion therefrom). Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Collateral in order to permit Pledgor or any Issuer to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor or any Issuer would agree to do so.

          (b) Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales or dispositions of any portion or all of the Pledged Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at Pledgor’s expense, provided, that Pledgor shall not be required to register any of the Pledged Collateral under the Act or other applicable state securities laws. Pledgor further agrees that a breach of any of the covenants contained in Sections 2, 4, 5(b), 8, 9 or 10 hereof will cause irreparable injury to Pledgee and the Lenders, that Pledgee and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

          (c) Pledgor further agrees to indemnify and hold harmless Pledgee and the Lenders, each of their respective successors and assigns, officers, directors, employees, agents and attorneys, and any Person in control of any thereof (each, an “Indemnified Party”), from and against any loss, liability, claim, damage and expense, including, without limitation, reasonable counsel fees

(collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such loss, liability, claim, damage or expense:

               (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any of the foregoing or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Collateral unless such untrue statement of material fact was provided by such Indemnified Party specifically for inclusion therein; or

               (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading;

such indemnification to remain operative regardless of any investigation made by or on behalf of Pledgee or any successor thereof, or any Person in control of any thereof. In connection with a public sale or other distribution, Pledgor will provide customary indemnification to any underwriters, their respective successors and assigns, their respective officers and directors and each Person who controls any such underwriter (within the meaning of the Act). If and to the extent that the foregoing undertakings in this Section 9(c) may be unenforceable for any reason, Pledgor agrees to make maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of Pledgor under this Section 9(c) shall survive any termination of this Agreement.

     Section 10. Further Assurances. Pledgor agrees that at any time and from time to time, upon the written request of Pledgee, Pledgor will execute and deliver all assignments separate from certificate, financing statements and such further documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to effect the purposes of this Agreement.

     Section 11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 12. No Waiver; Cumulative Remedies. Neither Pledgee nor any of the Lenders shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee or any Lender shall be valid unless in writing and signed by Pledgee or such Lender and then only to the extent therein set forth. A waiver by Pledgee, or any Lender, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee, or such Lender, would otherwise have on any further occasion. No course of dealing between Pledgor and Pledgee or any Lender and no failure to exercise, nor any delay in exercising on the part of Pledgee or any Lender of any right, power or privilege hereunder or under the Loan Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     Section 13. Successors. This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Pledgee and the Lenders hereunder, inure to the benefit of Pledgee and the Lenders and their successors and assigns, except that Pledgor shall not have any right to assign its obligations under this Agreement or any interest herein without the prior written consent of Pledgee.

     Section 14. Termination. This Agreement and the Liens and security interests granted hereunder shall terminate upon indefeasible full and complete performance and satisfaction of the Liabilities (other than contingent indemnification obligations), and promptly upon such full and complete performance and satisfaction, Pledgee shall surrender the certificates evidencing the Pledged Interests to Pledgor.

     Section 15. Possession of Pledged Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral in the physical possession of Pledgee pursuant hereto, neither Pledgee nor any nominee of Pledgee shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to Pledgor.

     Section 16. Survival of Representations. All representations and warranties of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

     Section 17. Expenses. Pledgor will upon demand pay to Pledgee all reasonable expenses, including the reasonable fees and expenses of counsel for Pledgee and of any experts and agents that Pledgee may incur in connection with:

          (a) the administration of this Agreement;

          (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral;

          (c) the exercise or enforcement of any of the rights of Pledgee hereunder; or

          (d) the failure of Pledgor to perform or observe any of the provisions hereof.

Section 18. Pledgee Appointed Attorney-In-Fact. Pledgor hereby irrevocably appoints

Pledgee as Pledgor’s attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee’s discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

     Section 19. Notices. All notices, approvals, requests, demands and other communications hereunder shall be in writing and delivered in accordance with Section 9.1 of the Loan Agreement.

     SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACTS MADE UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 21. JURISDICTION AND VENUE. TO INDUCE THE PLEDGEE TO ENTER INTO THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS, AND EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO BROUGHT IN ANY SUCH COURT. EACH PARTY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY, PROVIDED THAT SERVICE OF PROCESS IS MADE AS SET FORTH IN THIS SECTION 21, OR BY ANY OTHER LAWFUL MEANS. EACH OF THE PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH RELATED PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

     SECTION 22. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY COVENANTS AND AGREES THAT IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER ARISING OUT OF THIS AGREEMENT OR THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, WHETHER NOW EXISTING OR HEREAFTER ARISING OR IN ANY WAY RELATED TO, CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY; EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section 23. Changes in Writing. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Pledgor thereof from, shall in any event be effective without the written agreement of Pledgee and Pledgor, and then only to the extent specifically set forth in such writing.

     Section 24. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     Section 25. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Any such counterpart which is delivered to Administrative Agent by email, facsimile or other similar electronic transmission shall be deemed the equivalent of an originally executed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement.

     Section 26. Entire Agreement. This Agreement embodies the entire agreement and understanding between Pledgor and Pledgee with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between Pledgor and Pledgee relating to the subject matter hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGOR:

CARBIZ INC., a corporation organized under the laws of the Province of Canada

By:	/s/ Carl Ritter
Name:	Carl Ritter
Title:	CEO

PLEDGEE:

SWC SERVICES LLC, a Delaware limited liability company, as Administrative Agent

By:	/s/ Greg Bell
Name:	Greg Bell
Title:	Manager

ACKNOWLEDGMENT

     The undersigned hereby (a) acknowledges receipt of a copy of the foregoing Pledge Agreement, (b) waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Interests or any other Pledged Collateral (as such terms are defined therein) in the name of Pledgee or its nominee or the exercise of voting or other consensual rights by Pledgee, and (c) agrees promptly to note on its books and records the transfer of the security interest in the membership interests of the undersigned as provided in such Pledge Agreement, including the following legend:

PURSUANT TO THAT CERTAIN PLEDGE AGREEMENT DATED AS OF MARCH __, 2007 (AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED AND IN EFFECT FROM TIME TO TIME), CARBIZ USA INC., A DELAWARE CORPORATION, HAS UNDER THE CIRCUMSTANCES SPECIFIED IN SUCH PLEDGE AGREEMENT EMPOWERED SWC SERVICES LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS ADMINISTRATIVE AGENT FOR CERTAIN LENDERS, TO VOTE THE INTERESTS REPRESENTED BY THIS CERTIFICATE PURSUANT TO SUCH PLEDGE AGREEMENT.

Dated: March __, 2007

CARBIZ USA INC., a Delaware
corporation

By:	/s/ Carl Ritter
Name:	Carl Ritter
Its:	CEO

     Exhibit A
to
Pledge Agreement

Pledged Interests

Issuer	Class or Other Description of Pledged Interests	Certificate Number (if applicable)	Date Issued	Number of Pledged Interests	Percentage of Total Outstanding Securities Pledged
Carbiz USA Inc., a Delaware corporation	Common Stock	- 0001 -	3/12/07	10,000 Common Shares	100%

Exhibit B

Pledge Supplement

     This Pledge Supplement is dated as of ______________, 20__ and is provided in accordance with the terms of the Pledge Agreement referenced below. The undersigned directs that this Pledge Supplement be attached to the Pledge Agreement, dated as of March 23, 2007, between the undersigned and SWC SERVICES LLC, a Delaware limited liability company, in its capacity as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used and not defined herein having the meanings assigned thereto in the Pledge Agreement) and that the equity interests listed below shall be deemed to be part of the Pledged Collateral.

Issuer	Class or Other Description of Pledged Interests	Certificate Number (if applicable)	Date Issued	Number of Pledged Interests	Percentage of Total Outstanding Securities Pledged

CARBIZ INC., a corporation organized
under the laws of the province of Ontario,
Canada

By:
Name:
Title: